UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 9, 2014

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) - Departure of Directors or Certain Officers

On June 9, 2014, James P. Rogers, Executive Chairman of the Board of Directors (the “Board”) of Eastman Chemical Company (the “Company”), notified the Board that he is resigning from the Board effective June 30, 2014. The Board selected Chief Executive Officer and director Mark J. Costa to serve as Chairman of the Board effective upon retirement of Mr. Rogers as Executive Chairman of the Board. Under the Company’s Bylaws and Corporate Governance Guidelines, independent director Stephen R. Demeritt will continue to serve as Lead Director of the Board.

The text of the Company’s release announcing Mr. Rogers’s retirement from the Board and the Board’s appointment of Mr. Costa as Chairman is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

Item 9.01(d) -- Exhibits

The following exhibit is filed pursuant to Item 9.01(d):

99.01  Text of Public Release by the Company on June 10, 2014 Announcing Retirement of James P. Rogers as Executive Chairman of Board and Board Action to Select Mark J. Costa as Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastman Chemical Company
By: /s/ David A. Golden David A. Golden Senior Vice President, Chief Legal Officer, and Corporate Secretary
Date: June 10, 2014